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                                                                    EXHIBIT 4.40

                                                             [Execution Version]


                               TWELFTH AMENDMENT
                              TO CREDIT AGREEMENT

                 THIS TWELFTH AMENDMENT TO CREDIT AGREEMENT, dated as of November 30, 1995 (the "Twelfth Amendment"), is among Court Square Capital Limited (formerly known as Citicorp Capital Investors Ltd.) (the "Lender") and Consolidated Furniture Corporation (formerly known as Mohasco Corporation), Furniture Comfort Corporation (formerly known as Mohasco Upholstered Furniture Corporation) (on its behalf and on behalf of each of its Stratford and Barcalounger operating units), SSC Corporation (formerly known as Super Sagless Corporation) and Choice Seats Corporation (collectively, the "Borrowers").

                                   BACKGROUND

                 A. The Lender and the Borrowers are parties to a Credit Agreement dated as of September 22, 1989, as amended (the "Credit Agreement"). All capitalized terms used in this Twelfth Amendment and not otherwise defined herein shall have the respective meanings specified in the Credit Agreement.

                 B. The Borrowers have requested that the Credit Agreement be amended as set forth herein, and the Lender has agreed, subject to the terms and conditions of this Twelfth Amendment, to such amendment.

                                     TERMS

                 In consideration of the mutual covenants and agreements contained herein, and intending to be legally bound, the Lender and the Borrowers hereby agree as follows:

Section 1 -               Overadvance Amount.

                 The definition of "Overadvance Amount" in Section 6.1 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

                          "Overadvance Amount" means $148,500,000 during the
                 fourth fiscal quarter of 1995 and thereafter.

Section 2 -        Revolving Credit Maturity Date.

                 The definition of "Revolving Credit Maturity Date" in Section
6.1 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

                          "Revolving Credit Maturity Date" means January 2,
                 1997, when the Revolving Credit Note shall be due and payable in full.
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Section 3 -        Conditions to Effectiveness.

                 This Twelfth Amendment shall be effective when, and only when, the Lender shall have received counterparts of this Twelfth Amendment executed by each of the Borrowers and copies of such approvals, opinions or documents as the Lender may reasonably request.

Section 4 -        Representations and Warranties.

                 The Borrowers hereby jointly and severally represent and warrant to the Lender that the execution, delivery and performance by each of the Borrowers of this Twelfth Amendment:

                          (a) are within each of the Borrower's respective corporate powers;

                          (b) have been duly authorized by all necessary corporate actions of each of the Borrowers;

                          (c)     do not and will not:

                                  (i)      violate any requirement of law;

                                  (ii)     conflict with or result in the
         breach of, or constitute a default under, any indenture, mortgage, deed of trust, lease, agreement or other instrument binding on or affecting any of the Borrowers; or

                                  (iii) require the consent or approval of,
         authorization by or notice to or filing or registration with any governmental authority or other person other than those which have been obtained and copies of which have been delivered to the Lender, each of which is in full force and effect.

Section 5 -        Miscellaneous.

                          (a) The Credit Agreement, as amended hereby, shall be binding upon and shall inure to the benefit of the Lender and the Borrowers and their respective successors and assigns.

                          (b) This Twelfth Amendment may be executed in any number of counterparts, each counterpart constituting an original but altogether one and the same instrument and contract.

                          (c) This Twelfth Amendment shall be construed in connection with and as part of the Credit Agreement, and all terms, conditions and covenants contained in the Credit
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         Agreement except as herein modified shall remain in full force and effect.

                          (d) Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Twelfth Amendment may refer to the "Credit Agreement dated as of September 22, 1989" without making specific reference to the Twelfth Amendment, but nevertheless all such references shall be deemed to include this Twelfth Amendment unless the context shall otherwise require.

                            [SIGNATURE PAGES FOLLOW]





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                 IN WITNESS WHEREOF, the Lender and the Borrowers have caused this instrument to be executed and delivered by their duly authorized officers as of the date and year first above written.

                                      COURT SQUARE CAPITAL LIMITED


                                      By: /s/ M. SALEEM MUQADDAM
                                               -----------------------------
                                               M. Saleem Muqaddam
                                               Vice President


                                      CONSOLIDATED FURNITURE CORPORATION


                                      By:      /s/ JOHN B. SGANGA
                                               -----------------------------
                                               John B. Sganga
                                               Executive Vice President,
                                                 Chief Financial Officer,
                                                 Treasurer and Controller


                                      FURNITURE COMFORT CORPORATION


                                      By:      /s/ JOHN B. SGANGA
                                               -----------------------------
                                               John B. Sganga
                                               Executive Vice President,
                                                 Treasurer and Secretary


                                      SSC CORPORATION


                                      By:      /s/ JOHN B. SGANGA
                                               -----------------------------
                                               John B. Sganga
                                               Executive Vice President,
                                                 Treasurer and Secretary


                                      CHOICE SEATS CORPORATION


                                      By:      /s/ JOHN B. SGANGA
                                               -----------------------------
                                               John B. Sganga
                                               Executive Vice President,
                                                 Treasurer and Secretary





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                                   WAIVER

                 WAIVER dated as of November 29, 1995 ("Waiver") to the Credit Agreement dated as of September 22, 1989, as amended (the "Credit Agreement"), among Court Square Capital Limited (formerly known as Citicorp Capital Investors Ltd.) (the "Lander") and Consolidated Furniture Corporation, Furniture Comfort Corporation (on its behalf and on behalf of each of its Stratford and Barcalounger operating units), SSC Corporation and Choice Seats Corporation (collectively, the "Borrowers"). Terms used herein and not otherwise defined herein shall have the meanings given such terms in the Credit Agreement.

                 The Lander hereby agrees to waive compliance by Borrowers with respect to (i) the covenants set forth in Section 4.1.1 and Section 4.1.6 of the Credit Agreement for the quarters ended June 30, 1995, September 30, 1995 and December 31, 1995 and (ii) the covenant set forth in Section 4.1.5 of the Credit Agreement for each of the months of June through December of Fiscal
Year 1995.

                 Except as expressly waived hereby, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof.

                 IN WITNESS WHEREOF, the Lender has caused this Waiver to be executed by its duly authorized officer as of the date first written above.

                                        COURT SQUARE CAPITAL LIMITED


                                        By: /s/ M. SALEEM MUQADDAM
                                           -------------------------------
                                           Name: M. Saleem Muqaddam
                                           Title: Vice President

Acknowledged:

CONSOLIDATED FURNITURE CORPORATION
FURNITURE COMFORT CORPORATION
SSC CORPORATION
CHOICE SEATS CORPORATION

By: /s/ JOHN B. SGANGA
   ------------------------------
   Name:  John B. Sganga
   Title: Vice President
          Treasurer and Secretary